Exhibit 99.1

Form of Articles of Association

[English Translation of Official Dutch Version]

Dated [—] [—], 2014

[—] N.V.

ARTICLES OF ASSOCIATION

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TABLE OF CONTENTS

(continued)

		Page

Article 32.	Voting	19
Article 33.	Amendment to the Articles	20
Article 34.	Merger, Demerger, Dissolution and Liquidation	20

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ARTICLES OF ASSOCIATION OF [                    ] N.V.

Article 1. Definitions and Interpretations

1.1	In these Articles, the following terms will mean:

a.	Articles: means these articles of association (statuten) of the Company, as amended or restated from time to time in accordance with these Articles;

b.	Annual Accounts: means for any financial year of the Company, the balance sheet and the profit and loss account of the Company for such financial year, plus the explanatory notes thereto;

c.	Board: means the board of directors of the Company;

d.	Board Committee: means any committee instituted by the Board consisting of one or more Directors;

e.	Board Rules: means the rules of the Board as referred to in paragraph 18.4 of the Articles, as amended or restated from time to time in accordance with such rules and these Articles;

f.	Business Day: means a day which is not a Saturday, a Sunday, or an official holiday in the Netherlands;

g.	Chairman: means such Non-Executive Director who is identified by the Board to serve as Chairman at any particular time;

h.	CEO: means such Executive Director who is identified by the Board to serve as CEO at any particular time;

i.	Company: means [ ];

j.	Company Group: means the Company, together with its Subsidiaries;

k.	Depositary Receipts: means one or more depositary receipts for Shares issued with the cooperation of the Company;

l.	Director: means each member of the Board, which, for the avoidance of doubt, will include each Executive Director and each Non-Executive Director;

m.	Distributable Equity: means the portion of the Company’s equity that exceeds the aggregate of the issued and paid-up capital and the reserves that must be maintained pursuant to the laws of the Netherlands;

n.	EURIBOR: means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Reuters screen on any day, or if such day is not a Business Day, the preceding Business Day. If the appropriate page is replaced or service ceases to be available at that date, the Board may specify another page or service displaying the appropriate rate or otherwise determine the appropriate rate;

o.	Exchange: means the Nasdaq Stock Exchange, the Tokyo Stock Exchange and any other stock exchange, in each case on which Shares are listed from time to time;

p.	Executive Director: means a Director who holds an executive office with the Company as appointed by the General Meeting;

q.	General Meeting: means the body of the Company consisting of the Person(s) to whom, as a Shareholder or otherwise, voting rights attached to Shares accrue or, as the case may be, a general meeting of such Persons or their representatives;

r.	Non-Executive Director: means a Director who does not hold an executive office with the Company as appointed by the General Meeting;

s.	Ordinary Share: means an ordinary share in the capital of the Company;

t.	Person: means an individual, a legal entity or a governmental body with legal existence;

u.	Preference Share: means a cumulative preference share in the capital of the Company;

v.	Preferred Dividend: has the meaning attributed thereto in paragraph 24.2 of these Articles;

w.	Record Date: has the meaning attributed thereto in paragraph 30.2 of these Articles;

x.	Share: means a share in the capital of the Company, including, unless the contrary is apparent, both Ordinary Shares and Preference Shares;

y.	Shareholder: means a holder of one or more Shares, including, unless the contrary is apparent, both holders of one or more Ordinary Shares and holders of one or more Preference Shares;

z.	Subsidiary: means a subsidiary of the Company as referred to in article 2:24a of the Netherlands Civil Code;

aa.	Vice Chairman: means any Director that is identified by the Board as a Vice Chairman at any particular time; and

bb.	written/in writing: means in the form of, or transmitted via, any means of communication, including fax or e-mail, provided that the message is legible and reproducible.

1.2	Save where the context dictates otherwise, in these Articles:

a.	the words “hereof,” “herein,” “hereunder” and “hereby” and words of similar import, when used in these Articles, will refer to these Articles as a whole and not to any particular provision of these Articles;

b.	words and expressions in the singular form also include the plural form and vice versa;

c.	words and expressions in the masculine form also include the feminine and neuter form;

d.	wherever the word “include,” “includes” or “including” is used in these Articles, it will be deemed to be followed by the words “without limitation”; and

e.	a reference to a statutory provision counts as a reference to that statutory provision along with all amendments, additions and replacing legislation that may apply from time to time.

1.3	Headings of clauses and other headings in these Articles are inserted for ease of reference and do not form part of these Articles for the purpose of its interpretation.

Article 2. Name and Corporate Seat

2.1	The name of the Company is [ ] N.V.

2.2	The Company has its corporate seat in Amsterdam, the Netherlands.

Article 3. Objects of the Company

The objects of the Company are:

a.	to organize, participate in and manage, all in any way whatsoever, businesses and companies, including without limitation businesses and companies of which the objects are to establish and sustain a foundation in the area of precision material engineering where technology innovation creates added value to the Company’s customers, employees and Shareholders;

b.	to acquire or dispose of businesses and companies;

c.	to acquire or dispose of, and manage and exploit in any way whatsoever, real property and tangible and intangible assets;

d.	to borrow or otherwise raise funds;

e.	to lend monies to, or act as surety (or guarantor in any other manner) for the obligations of, businesses and companies forming part of the Company Group and third parties;

f.	to render administrative, technical, financial, economic or managerial services to the businesses and companies forming part of the Company Group and to third parties; and

g.	to perform any and all other activities of an industrial, financial or commercial nature;

and, whether or not in collaboration with third parties, to perform all other activities which directly and indirectly relate to those objects, all to be interpreted in the broadest sense.

Article 4. Capital and Shares

4.1	The authorized capital of the Company amounts to EUR [ ].

4.2	The authorized capital of the Company shall be divided into [ ] ([ ]) Ordinary Shares each with a nominal value of one euro cent (EUR 0.01) and [ ] ([ ]) Preference Shares, each with a nominal value of one euro cent (EUR 0.01).

4.3	All Shares will be in registered form.

4.4	The Ordinary Shares will be numbered consecutively from 1 onwards. The Preference Shares will be numbered consecutively from P-1 onwards.

4.5	No share certificates will be issued for Shares, provided that the Board may determine in its discretion that share certificates will be issued for some or all Ordinary Shares.

4.6	No fractional Shares may be issued.

Article 5. Share Register

5.1	With due observance of the applicable statutory provisions in respect of registered shares, a share register will be kept by or on behalf of the Company, which register will be regularly updated and, at the discretion of the Board, may, in whole or in part, be kept in more than one copy and at more than one address.

5.2	The name, address and such further information as required by law or considered appropriate by the Board of each holder of Shares will be recorded in the share register.

5.3	With due observance of paragraph 5.1 and 5.2 of these Articles, the form and content of the share register will be determined by the Board.

5.4	Upon his request a Shareholder will be provided with written evidence of the contents of the share register with regard to the Shares registered in his name free of charge, and the statement so issued may be validly signed on behalf of the Company by a Person designated for that purpose by the Board.

5.5	The foregoing paragraphs of this Article 5 will equally apply to Persons who hold a right of usufruct or a right of pledge on one or more Shares.

Article 6. Issue of Shares

6.1	The Company may only issue Shares pursuant to a resolution of (i) the General Meeting or (ii) the Board, if the Board has been authorized to do so by a resolution of the General Meeting for a fixed period not exceeding five years. Any such authorizing resolution must state the number of Shares that may be issued and may be extended, from time to time, for a period not exceeding five years. Unless any such authorizing resolution provides otherwise, it may not be withdrawn.

6.2	A resolution by the General Meeting to issue Shares or to authorize the Board to issue Shares may only be adopted upon the proposal of the Board.

6.3	The provisions of paragraphs 6.1 through 6.2 of these Articles will also apply to the granting of rights to subscribe to Shares, but will not apply to the issuance of Shares to a Person who has exercised or is exercising a previously acquired right to subscribe to Shares.

6.4	The issue of any registered Share that is not a share as mentioned in article 2:86c of the Netherlands Civil Code will require a notarial deed, executed before a civil law notary officiating in a municipality in the Netherlands, and to which those involved are party.

Article 7. Terms and Conditions of New Share Issuances; Pre-Emptive Rights

7.1	If a resolution to issue Shares is adopted, the issue price of the Shares and the other conditions of the issue will also be determined. Except as otherwise permitted in these Articles, the issue price will not be less than the nominal value, without prejudice to the provisions of article 2:80, paragraph 2 of the Netherlands Civil Code.

7.2	Subject to paragraph 7.3 of these Articles, each Shareholder will have a pre-emptive right with respect to any further Ordinary Share issuance based on his proportionate ownership of the Ordinary Shares outstanding immediately prior to such issuance, provided that Shareholders will have no pre-emptive rights with respect to Ordinary Shares issued for non-cash consideration or Ordinary Shares issued to employees of the Company Group pursuant to a compensation scheme applicable to such employees. Holders of Ordinary Shares will have no pre-emptive rights on Preference Shares that are issued. Holders of Preference Shares will have no pre-emptive rights on Ordinary Shares or Preference Shares that are issued.

7.3	Prior to each single issuance of Ordinary Shares, pre-emptive rights may be restricted or excluded by a resolution of the General Meeting. The reasons for a proposal to restrict or exclude pre-emptive rights and the issue price of the Ordinary Shares must be given in writing in such proposal. Notwithstanding anything herein to the contrary, pre-emptive rights may be excluded or restricted by the Board, if the Board is authorized by a resolution of the General Meeting for a fixed period, not exceeding five years, to restrict or exclude such pre-emptive rights. Any such authorizing resolution may be extended, from time to time, for a period not exceeding five years. Unless any such authorizing resolution provides otherwise, it may not be withdrawn.

7.4	Notwithstanding anything herein to the contrary, the Board may not restrict or exclude pre-emptive rights unless at the time of any such restriction or exclusion, the Board is also authorized to issue Shares as contemplated by paragraph 6.1 of these Articles.

7.5	If there is no quorum at a General Meeting as referred to in paragraph 31.1 of these Articles, a resolution of the General Meeting to restrict or exclude pre-emptive rights or to authorize the Board for that purpose will require an affirmative vote of at least two-thirds of the votes cast.

7.6	A resolution of the General Meeting to restrict or exclude the pre-emptive rights may only be adopted at the proposal of the Board.

7.7	Subject to the following sentence, upon the offering of any rights to subscribe for Ordinary Shares, the Shareholders will have a pre-emptive right to purchase such subscription rights. Paragraphs 7.1 through 7.6 of these Articles will apply mutatis mutandis upon the granting of rights to subscribe to Ordinary Shares.

7.8	Shareholders will have no pre-emptive rights in respect to Shares issued to a Person who exercises a right to acquire Shares lawfully granted to him at an earlier date.

Article 8. Payment for Shares; Payment in Cash; Non-Cash Contribution

8.1	On subscription for each Ordinary Share, the issue price must be fully paid up. Preference Shares may be issued against partial payment, provided that at least one-fourth of the nominal value must be paid upon issuance.

8.2	Payment for an Ordinary Share must be made in cash, except to the extent that non-cash contribution has been expressly agreed upon. Payment for a Preference Share must be made in cash. Payment in a currency other than the euro may only be made with the consent of the Company and with due observance of the provisions of article 2:93a of the Netherlands Civil Code.

8.3	Non-cash contributions on Shares are subject to the provisions of article 2:94b of the Netherlands Civil Code.

8.4	The Board will be authorized to perform legal acts relating to non-cash contributions on Shares and other legal acts as referred to in article 2:94 of the Netherlands Civil Code, without prior approval of the General Meeting.

8.5	No further payments on non-fully paid-up Preference Shares are required to be made until a call for such payment is made by the Company. Any such call will be made by the Board. The Board will give the holders of the Preference Shares immediate notice of such call, and there must be at least thirty days between that notification and the date by which the payment must have occurred.

Article 9. Repurchase of Shares; Financial Assistance

9.1	When issuing Shares, the Company may not subscribe for Shares.

9.2	The Company may acquire fully paid-up Shares, provided either no valuable consideration is given or:

a.	the Distributable Equity is at least equal to the aggregate purchase price;

b.	the aggregate nominal value of the Shares to be acquired, and of the Shares already held, by the Company and its Subsidiaries, and of the Shares held in pledge by the Company, does not exceed one-half of the Company’s issued capital or such other part of the Company’s issued capital as may be stipulated in this respect by the laws of the Netherlands from time to time; and

c.	the Board has been authorized by a resolution of a General Meeting to make the repurchase. Such authorization will be valid for not more than eighteen months. The General Meeting must specify in the authorizing resolution the number of Shares that may be acquired, the manner in which they may be acquired and the range within which the price may be set. Unless any such authorizing resolution provides otherwise, it may not be withdrawn.

9.3	The validity of the acquisition will be decided on the basis of the amount of equity appearing from the last adopted balance sheet, less the aggregate acquisition price for the Shares, the amount of loans as meant in article 2:98c paragraph 2 of the Netherlands Civil Code and any distributions of profits after the balance sheet date. An acquisition in accordance with paragraph 9.2 of these Articles will not be permitted if more than six months have elapsed after the end of a financial year without the Annual Accounts therefor having been adopted.

9.4	The authorizing resolution of a General Meeting referred to in paragraph 9.2(c) of these Articles will not be required to the extent the Company acquires its Shares admitted to trading on any Exchange in order to transfer such Shares to employees of the Company Group pursuant to a compensation scheme applicable to such employees within the meaning of article 2:24b of the Netherlands Civil Code.

9.5	The Company may not, with a view to any other Person subscribing to or acquiring Shares, provide security or any price guarantee, act as surety in any other manner, or bind itself jointly and severally or otherwise in addition to or on behalf of others.

9.6	The Company and its Subsidiaries may not grant loans with a view to subscribing for its Shares or any other Person acquiring Shares, unless the Board passes a resolution and the conditions of article 2:98c paragraphs 2 up and including 7 of the Netherlands Civil Code are fulfilled. This prohibition will not apply if Shares are subscribed for or acquired by employees of the Company Group.

9.7	Shares held by the Company may be transferred pursuant to a resolution of the Board. The Company may dispose of acquired Shares.

9.8	The Company may not cast votes in respect of Shares held by the Company or Shares on which the Company has a right of usufruct or pledge. No votes may be cast by the pledgee or usufructuary of Shares held by the Company if the right has been created after the acquisition of the Shares by the Company.

9.9	When determining to what extent the Company’s capital is represented, or whether a majority represents a certain part of the capital, the capital will be reduced by the amount of the Shares for which no votes can be cast at a General Meeting pursuant to paragraph 9.8 of these Articles.

Article 10. Capital Reduction

10.1.	At the proposal of the Board, the General Meeting may, with due observance of the applicable laws of the Netherlands, resolve to reduce the issued capital by:

a.	cancellation of Shares held by the Company;

b.	reducing the nominal value of a specific class of Shares, to be effected by an amendment of these Articles; or

c.	cancellation of all Preference Shares.

10.2	If all issued Preference Shares are cancelled, the following will be paid:

a.	upon the cancellation becoming effective, as repayment on each Preference Share, an amount equal to the paid-up part of the nominal value of such Preference Share; and

b.	immediately prior to the cancellation becoming effective, as a distribution on all Preference Shares at the expense of the Distributable Equity, subject to the provisions of paragraph 24.2 of these Articles:

(i)	any missing Preferred Dividend thereon in relation to financial years prior to the financial year in which such cancellation occurs; and

(ii)	any Preferred Dividend accrued thereon during the financial year in which cancellation occurs, calculated through the day on which such cancellation occurs.

10.3	If there is no quorum as referred to in paragraph 31.1 of these Articles, an affirmative vote of at least two-thirds of the votes cast will be required for a resolution of the General Meeting to reduce the Company’s issued capital.

10.4	A reduction of the nominal value of Shares of a specific class without repayment must be effected proportionally among all Shares of that specific class. A reduction of the Company’s issued capital will furthermore be subject to the provisions of articles 2:99 and 2:100 of the Netherlands Civil Code.

Article 11. Transfer of Registered Shares; Preference Shares Transfer Restrictions.

11.1	The transfer of any registered Share that is not a share as mentioned in article 2:86c of the Netherlands Civil Code will require a notarial deed, executed before a civil law notary officiating in a municipality in the Netherlands, and to which those involved are a party.

11.2	The transfer of registered Shares or any restricted rights thereon as referred to in paragraph 11.1 of these Articles, including the creation and relinquishment of restricted rights, will, by operation of law, also be valid vis-à-vis the Company.

11.3	The rights attached to Shares cannot be exercised until the Company either acknowledges the legal transfer, or juristic act, or is officially served with the notarial deed in accordance with the relevant statutory provisions, except in case the Company is party to the juristic act.

11.4	The provisions of paragraphs 11.1 and 11.2 of these Articles will also apply to the allotment of registered Shares or any restricted rights thereon in case of any division of any joint interest.

11.5	Any transfer of Preference Shares will require the approval of the Board. The request for approval will be made in writing and must specify the name and the address of the proposed transferee and the price or other consideration which the proposed transferee is willing to pay or give. If its approval is withheld, the Board must at the same time designate one or several interested buyers who are willing and able to acquire against payment in cash all the Preference Shares to which the request for approval relates, at a price to be determined by mutual agreement of the transferor and the Board within two months after the interested buyers have been so designated. If within three months of receipt by the Company of the request for approval of the intended transfer the transferor has not received from the Company both (a) a written notice rejecting the request and (b) the designation of one or several interested buyers to whom the Preference Shares may be transferred in accordance with the provisions of this paragraph 11.5, then upon the expiry of said period, the approval of the transfer will be deemed to have been granted. If the transferor and the Board have not reached agreement on the price as referred to above within two months after the first date on which the transferor had received (a) the written notice of rejection and (b) the designation of one or several interested buyers to whom the Preference Shares concerned may be transferred in accordance with the provisions of this paragraph 11.5, that price will then be determined by an expert to be appointed by the transferor and the Board in mutual agreement or, failing reaching such agreement within three months after such date, by the chairman of the Chamber of Commerce and Industry. The transferor may decide to not transfer the Preference Shares, provided he will notify the Board of that decision within one month after he has been informed of (a) the name(s) of the designated interested buyer(s) and (b) the price determined in the manner as described above. If approval of the transfer has been granted or is deemed to have been granted as provided above, during a period of three months thereafter the transferor will be at liberty to transfer all the Preference Shares to which his request related to the transferee proposed in his request and at the price or for the consideration specified in such request. Those expenses incidental to the transfer incurred by the Company may be charged to the transferee. The provisions of this paragraph 11.5 will also apply to the allotment of Preference Shares in case of any division of any joint interest.

Article 12. Usufruct

12.1	A Shareholder may freely create a right of usufruct on one or more of his Shares.

12.2	The Shareholder will have the voting rights attached to the Shares on which the usufruct has been established.

12.3	In deviation of paragraph 12.2 of these Articles, the voting rights attached to Ordinary Shares will be vested in the usufructuary if such is determined upon the creation of the right of usufruct. The voting rights attached to Preference Shares cannot be granted to a holder of a right of usufruct.

12.4	The Shareholder without voting rights and the usufructuary with voting rights will have the rights conferred by law upon Depositary Receipt holders. The usufructuary without voting rights will also have such rights unless these are withheld from him upon the creation or transfer of the usufruct.

Article 13. Pledge

13.1	A Shareholder may freely create a right of pledge on one or more of his Shares.

13.2	The Shareholder will have the voting rights attached to the Shares on which the pledge has been established.

13.3	In deviation of paragraph 13.2 of these Articles, the voting rights attached to Ordinary Shares will be vested in the pledgee if such is provided upon the creation of the pledge. The voting rights attached to the Preference Shares cannot be granted to a pledgee.

13.4	The Shareholder without voting rights and the pledgee with voting rights will have the rights conferred by law upon Depositary Receipt holders. Pledgees without voting rights will also have such rights unless these are withheld from him upon the creation or transfer of the pledge.

Article 14. Acknowledgement Usufruct or Pledge

14.1	A usufruct or pledge may also be created without acknowledgement by or service on the Company. In that case article 3:239 of the Netherlands Civil Code will apply accordingly, whereby the acknowledgement by or service on the Company will take the place of the notification referred to in paragraph 3 of that article.

14.2	If a usufruct or pledge is created without acknowledgement by or service on the Company, the rights pursuant to the provisions of Article 13 will vest in the pledgee only after the pledge has been acknowledged by or has been served on the Company.

Article 15. Board of Directors

15.1	The Board will consist of not less than three members, with the exact number thereof to be determined from time to time by the Board. A majority of the members of the Board must be Non-Executive Directors.

15.2	The Directors will be appointed by the General Meeting upon a binding nomination of the Board within the meaning of article 2:133 of the Netherlands Civil Code. The General Meeting may at all times overrule a nomination of the Board by a resolution adopted by at least two thirds of the votes cast, provided that the Persons voting Shares for adoption of such resolution themselves represent a quorum as referred to in paragraph 31.1 of these Articles. If the General Meeting overrules the nomination, the Board will make a new nomination.

15.3	If there is no Director in office, the General Meeting will be free to appoint a Director at its discretion. In that case, a resolution to appoint a Director may be adopted by at least two thirds of the votes cast, provided that the Persons voting Shares for adoption of such resolution themselves represent a quorum as referred to in paragraph 31.1 of these Articles.

15.4.	Each Director will be appointed for a term expiring at the end of the next annual General Meeting as referred to in paragraph 25.1 of these Articles and will serve until his or her successor is appointed or, if earlier, upon such Director’s resignation, removal or death.

15.5.	The General Meeting will at all times be entitled to suspend or remove a Director. The General Meeting may only suspend or remove a Director by a resolution adopted by at least two thirds of the votes cast, provided that the Persons voting shares for adoption of such resolution themselves represent a quorum as referred to in paragraph 31.1 of these Articles. A second General Meeting as referred to in article 2:120, paragraph 3 of the Netherlands Civil Code may not be convened.

15.6.	Any such suspension of a Director may be extended several times but the total term of the suspension may not exceed three months. The suspension will expire on lapse of this period if no resolution has been adopted either to lift the suspension or to remove the Director.

15.7.	The compensation of Directors will be determined by the in compliance with the Company’s regulatory and listing obligations and with due regard for the Company’s compensation policy as adopted by a General Meeting. With regard to arrangements concerning compensation of Directors in the form of Shares or options or other securities exercisable or convertible into Shares, the Board will submit a proposal to a General Meeting for its approval. This proposal must, at a minimum, state the number of Shares or options or other securities exercisable or convertible into Shares that may be granted to the Directors and the criteria that apply to the granting of such Shares or other securities or the alteration of such arrangements.

Article 16. Chairman; Vice Chairmen

16.1	One Non-Executive Director identified by the Board will serve as the Chairman.

16.2	The Board may at any time designate one or more Directors to serve as Vice Chairmen.

Article 17. Indemnification

17.1.	All current and former Directors will:

a.	be provided with an advancement for expenses upon request in relation to conducting a defense against or resolving any threatened, pending or completed claims for damages or conducting a defense in other legal proceedings by such individual in their capacity as a Director or in fulfilling or having fulfilled another function at the request of the Company to the fullest extent permitted by the Netherlands Civil Code and other applicable law; and

b.	be reimbursed for any damages they may be ordered to pay arising from acts or omissions by such individual in their capacity as a Director or in fulfilling or having fulfilled another function at the request of the Company to the fullest extent permitted by the Netherlands Civil Code and other applicable law.

The Company will advance or reimburse such amounts to the current or former Director upon having received a reasonable specification of such costs and expenses and an undertaking in writing by such current or former Director to repay any advanced or reimbursed amount to the Company if it will ultimately be determined that he or she is not entitled to indemnification under the provisions of this paragraph 17.1 or if and to the extent an insurer subsequently also pays out the costs and expenses to the current or former Director.

17.2.	The Company may take out liability insurance for the benefit of the individuals concerned. The indemnification provisions set forth in these Articles may be further implemented by the Board by means of a written agreement.

17.3.	There will be no entitlement under this Article 17 to reimbursement as referred to above if and to the extent that:

a.	a competent court in the Netherlands or, in the event of arbitration, an arbitrator has established in a final and conclusive decision that the act or failure to act of the individual concerned may be characterized as willful (opzettelijk) or intentionally reckless (bewust roekeloos) conduct, unless Netherlands law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness; or

b.	the costs or financial loss of the individual concerned are covered by an insurance and the insurer has paid out the costs or financial loss.

17.4.	In the event a competent Court in the Netherlands or, in the event of arbitration, an arbitrator has made a final and binding judgment that the concerned Person has no claim to the indemnification provided for in these Articles, such concerned Person will promptly reimburse to the Company the amount of any such indemnification payments and advances made by the Company that were determined to be non-indemnifiable.

Article 18. Duties and Powers of the Board; Board Committees; Rules and Regulations

18.1	The Board will be charged with the management of the Company as referred to in article 2:129 paragraph 1 of the Netherlands Civil Code.

18.2	The Executive Directors are responsible for operational management of the Company and the business enterprise connected therewith, as well as with the implementation of the decisions taken by the Board. Subject to any applicable Board Rules, the CEO may appoint an executive staff comprised of senior executives of the Company Group and may suspend and remove the members of such executive staff from time to time. While remaining responsible therefor, the CEO may delegate specific duties regarding the operational management of the Company and the business enterprises connected therewith to members of such executive staff.

18.3	The Non-Executive Directors will supervise the policy and the fulfillment of duties of the Executive Directors and the general affairs of the Company. The Executive Directors will timely provide the Non-Executive Directors with any such information as may be necessary for the Non-Executive Directors to perform their duties.

18.4

With due observance of these Articles, the Board may establish in the Board Rules or otherwise in writing, further rules regarding its decision-making processes and working methods, its internal organization, the composition, duties and organization of committees, the division of duties among the members of the Board (including provisions that one or more Directors may validly adopt resolutions regarding their duties as referred to in article 2:129a paragraph 3 of the Netherlands Civil Code) and any other matters, including matters concerning the Board, the Executive Directors, the Non-Executive Directors, the Board Committees, the Chairman and the Vice Chairmen. The

Board Rules may be amended and supplemented by the Board from time to time. The Board Rules may not be amended or supplemented by Shareholders. In case a change of the Board Rules at the same time would require a change of these Articles, or would conflict with these Articles, the change will become effective only upon a change of these Articles.

18.5	The Board may establish any committee as the Board will decide and may deem necessary. The Board will draw up charters governing a committee’s internal affairs. The Board will appoint the members of each committee and will determine the tasks of each committee.

Article 19. Decision-Making of the Board

19.1	In a meeting of the Board, each Director has a right to cast one vote. Unless otherwise expressly provided in these Articles or the Board Rules, all resolutions by the Board will be adopted by a simple majority of the votes cast provided that a quorum is present. Unless otherwise specified in the Board Rules, with respect to any resolution, a quorum will consist of at least a majority of the Directors entitled to vote on such resolution then in office being present or represented.

19.2	A Director may grant another Director a written proxy to represent him or her at the meeting, provided that to be effective at such meeting a copy of such written proxy must be delivered to the other Directors in advance of such meeting.

19.3	The Board may adopt resolutions in writing without a formal meeting, provided that the proposed resolution is signed by all Directors then in office.

19.4	Where a Director has a personal interest which conflicts directly or indirectly with the interests of the Company or its business, such Director will not participate in the decision-making process of the Board. If as a result of the previous sentence, no resolution of the Board can be adopted, such resolution may be adopted by one or more Persons to be appointed for that purpose by a General Meeting.

19.5	Where one or more Directors are absent or prevented from acting, the remaining Director(s) will be charged with the entire management of the Company. Where all Directors are absent or prevented from acting, the Company will be managed temporarily by one or more Persons to be appointed for that purpose by a General Meeting. Such Persons appointed by a General Meeting will duly observe these Articles and the Board Rules.

Article 20. Representative Authority

20.1	The Board will represent the Company. The Company may also be represented by the Executive Directors acting jointly (for the avoidance of doubt, if only one Executive Director is in office, such Executive Director will be authorized to represent the Company acting solely).

Article 21. Approval of Board Resolutions

21.1	Resolutions of the Board entailing a significant change in the identity or character of the Company or its business are subject to the approval of a General Meeting, including in any case:

a.	the transfer of all or nearly all of the business of the Company to any Person that is not controlled by or under common control with the Company;

b.	entering into or terminating the long-term cooperation of the Company or a Subsidiary with any other legal entity, if such cooperation is of major significance to the Company;

c.	becoming or withdrawing as a fully liable partner in a limited partnership or general partnership, if such partnership is of major significance to the Company; or

d.	acquiring or disposing of participating interests in the capital of any legal entity at a value equal to or more than one third of the sum of the assets of the Company as shown on its balance sheet plus the explanatory notes thereto or, if the Company prepares a consolidated balance sheet, as shown on its consolidated balance sheet plus the explanatory notes thereto, all according to the most recent Annual Accounts.

Article 22. Financial Year; Annual Accounts

22.1	The Company’s financial year will be the [calendar year].

22.2	Within five months after the end of each financial year of the Company, the Annual Accounts for such financial year, as well as the annual report, will be prepared and deposited at the Company’s corporate seat and such other locations as the Board determines.

22.3	The Company will ensure that the Annual Accounts, the annual report and the additional data to be added pursuant to article 2:392 paragraph 1 of the Netherlands Civil Code are available at its corporate seat and such other locations as the Board determines from the day notice is sent out to Shareholders regarding the General Meeting at which such documents will be addressed. Shareholders and Depositary Receipt holders may inspect these documents at the Company’s corporate seat and such other locations as the Board determines, and may obtain a copy thereof free of charge.

22.4	The Annual Accounts will be adopted by a General Meeting.

Article 23. Auditor

23.1	The Board will propose an auditor to be appointed to audit the Annual Accounts.

23.2	A General Meeting will make such appointment. If a General Meeting fails to do so, the Board will be authorized to make such appointment.

23.3	The appointment may be revoked by a General Meeting or, if the appointment was made by the Board, by the Board.

Article 24. Profits and Distributions

24.1	The Board will keep a share premium reserve and profit reserve for the Ordinary Shares to which only the holders of the Ordinary Shares are entitled.

24.2	Out of the profits earned in a financial year, primarily and insofar as possible, a preferred dividend (the “Preferred Dividend”) will be paid on each outstanding Preference Share in an amount equal to (i) twelve months EURIBOR weighted by the number of days to which this interest was applicable, increased by (ii) a premium to be determined by the Board in line with market conditions per the date of the first issue of such Preference Shares with a maximum premium of five hundred basis points, per annum, calculated, through the day such amount is made payable, on:

a.	an amount equal to the paid-up part of the nominal value of such Preference Share, provided that (i) if in the financial year over which the aforesaid dividend is paid, the obliged amount paid up on the Preference Shares has been reduced or, pursuant to a resolution to make a further call on those Preferred Shares, has been increased, the dividend will be reduced or, if possible, increased by an amount equal to the aforesaid percentage of the amount of such reduction or increase, as the case may be, calculated from the date of the reduction or, as the case may be, from the date when the further call on the shares was made and (ii) if in the course of any financial year Preference Shares have been issued, with respect to that financial year the dividend to be paid on the shares concerned will be reduced pro rata to the day of issue of said shares, whereby a part of the month will be considered as one month; and

b.	any missing Preferred Dividend thereon in relation to financial years prior to the financial year for which such payment is made payable.

If, in a financial year, no profit is made or the profits are insufficient to allow the distribution provided for in the preceding sentence, the deficit will be paid at the expense of the profits earned in following financial years or, if possible, at the expense of any freely distributable reserve of the Company. If and to the extent that the distribution referred to in the immediately preceding sentence cannot be paid at the expense of reserves, then, from the profits earned in the then following years, such distribution will be made first to the holders of Preference Shares so that the deficit is fully recovered before the following clauses of this paragraph 24 are applied. Interim dividends paid on Preferences Shares over any financial year in accordance with paragraph 24.6 of these Articles will be deducted from the dividend paid by virtue of this paragraph 24.2.

24.3	The Board will determine which portion of any profits of the Company will be reserved. The allocation of profits remaining after application of the previous sentence will be determined by a General Meeting; provided that no further distributions will be made on the Preference Shares.

24.4	Distributions of profits may only be made to the extent of the Company’s Distributable Equity.

24.5	Distribution of profits will be paid after the adoption of the Annual Accounts evidencing that the payment of dividends is lawful.

24.6	The Board may pay interim distributions that will be charged against the expected distribution of profits for the applicable year, provided that it appears from the interim balance sheets and profit and loss accounts of the Company that the requirement of paragraph 24.4 of these Articles will be satisfied with respect to such distribution.

24.7	The General Meeting may, with due observance of paragraph 24.4 of these Articles, resolve to make distributions out of a reserve which need not be maintained pursuant to the law, provided that such resolution may only be adopted at the proposal of the Board.

24.8	Distributions on Shares payable in cash will be paid in euro, United States Dollars, Japanese Yen or such other currency as the Board determines.

24.9	A claim of a Shareholder to receive a distribution will be barred after five years have elapsed from the date such distribution first became payable.

24.10	For the calculation of the amount of the profit distribution, the Shares held by the Company will be excluded.

Article 25. Annual General Meeting

25.1	Within six months after the end of the Company’s financial year, an annual General Meeting will be held.

25.2	The agenda of an annual General Meeting will, among other matters, reflect the following business:

a.	discussion of the annual report;

b.	discussion and adoption of the Annual Accounts;

c.	appointment of Directors;

d.	allocation of profits; and

e.	any other business presented by the Board or by the Shareholders with due observance of the provisions of paragraph 27.3 or 27.4 of these Articles.

Article 26. Other General Meetings

26.1	Other General Meetings will be held when required by law and otherwise as often as the Board deems necessary.

26.2	Shareholders may request the Board to convene a General Meeting only to the extent provided by the laws of the Netherlands.

Article 27. Notice, Agenda and Venue of Meetings

27.1	Notice of General Meetings will be given by the Board.

27.2

Notice of a General Meeting will be given with due observance of the minimum convening period under the applicable laws of the Netherlands. The notice of a General Meeting will contain the subjects to be dealt with by the General Meeting, the venue and time of the General Meeting, the procedures for participating and exercising voting rights in the General Meeting (including the procedures for Persons holding a written proxy for a Shareholder or other Persons entitled to attend the General Meeting) and the address of the Company’s website, without prejudice to the statutory provisions regarding reduction of the issued capital and amendment of these Articles.

27.3	Items for which a written request has been filed to discuss at a General Meeting, by one or more holders of Shares, alone or jointly representing at least three percent of the Company’s issued share capital or such other part of the Company’s issued capital as may be required in this respect by the laws of the Netherlands from time to time, will be included in the notice of such General Meeting or otherwise announced in the same manner as other items on the agenda for such General Meeting, provided that the Company received the substantiated request or proposal for a resolution no later than on the sixtieth day before the date of the meeting.

27.4	Notwithstanding paragraph 27.3 of the Articles, items for which a request has been filed by holders of Shares in accordance with terms and conditions established from time to time by the Board for such requests will be included in the notice of a General Meeting.

27.5	Subject to mandatory provisions of Dutch law and these Articles, the Board will use its reasonable best efforts to align the terms and conditions established by it from time to time for requests by holders of Shares for items to be included in the notice of a General Meeting, as contemplated by paragraph 27.4 of these Articles, with the procedure and requirements as set forth in Rule 14a-8 promulgated under the United States Securities Exchange Act of 1934, as amended from time to time. Notwithstanding the foregoing, the Board will have the discretionary power not to comply with a request made in accordance with such terms and conditions if the Board considers the request not in the interest of the Company or its stakeholders.

27.6	A General Meeting may be convened by electronic means of communication that is directly and permanently accessible until the meeting and furthermore in such other manner as may be required to comply with any applicable rules of an Exchange.

27.7	The notice convening the meeting will be sent to the addresses of the Shareholders and pledgees and usufructuaries with voting rights shown in the register of such Persons. With the consent of a Shareholder or the pledgee or usufructuary with voting rights, the notice of the meeting may also be given by a legible and reproducible message sent through electronic means of communication to the address provided for the purposes thereof by that Shareholder, pledgee or usufructuary to the Company.

27.8	General meetings will be conducted in the English language and will be held Amsterdam or the municipality of Haarlemmermeer (Schiphol Airport).

Article 28. Chairman and Secretary of the General Meeting

28.1	General Meetings will be presided over by the Chairman or, in the event of the absence of the Chairman, a Vice Chairman, if applicable, or, in the event of the absence of the Chairman and the Vice Chairmen, if applicable, such other Director as may be appointed by the Chairman or, failing such appointment, by majority vote of the Directors present at the meeting.

28.2	If the chairman of the meeting has not been appointed in accordance with paragraph 28.1 of these Articles, the General Meeting will appoint a chairman of the meeting. Until that moment, a member of the Board appointed for that purpose by the Board will act as chairman of the meeting.

28.3	The chairman of the meeting will appoint a secretary for the meeting.

Article 29. Minutes; Recording of Shareholders’ Resolutions

29.1	The secretary of a General Meeting will keep minutes of the proceedings at the meeting. The minutes will be adopted by the chairman and the secretary of the meeting and as evidence thereof will be signed by them.

29.2	The chairman of the meeting or those who convened the meeting may determine that a notarial record must be prepared of the proceedings at the meeting. The notarial record will be co-signed by the chairman of the meeting.

29.3	The Board will keep record of all resolutions adopted by a General Meeting. If the Board is not present or represented at a meeting, the chairman of the meeting will ensure that the Board is provided with a transcript of the resolutions adopted, as soon as possible after the meeting. The records will be deposited at the Company’s corporate seat and such other locations as the Board determines for inspection by the Shareholders. On application, each of them will be provided with a copy of or an extract from the records (subject to reimbursement to the Company for the costs of providing such extract).

29.4	A certificate signed by the chairman and the secretary of the meeting confirming that the General Meeting has adopted a particular resolution, will constitute evidence of such resolution vis-à-vis third parties.

Article 30. Rights Exercisable During a Meeting; Admission

30.1	Every holder of Shares, and every other Person entitled to attend a General Meeting who derives his rights from such Shares, may attend the General Meeting in person, or may be represented by a Person holding a written proxy, to address the General Meeting and, in as far as he has voting rights, to vote at the meeting, if he has lodged documentary evidence of his voting rights. The requirement of a written proxy is also met if the proxy is recorded electronically

30.2	In terms of applying the provisions of paragraph 30.1 of these Articles, Persons entitled to vote and/or attend a General Meeting will be those who (i) are a Shareholder or otherwise entitled to attend a General Meeting on the twenty eighth day prior to the day of such General Meeting (“Record Date”) and (ii) are registered as such in a register (or one of more parts thereof) identified by the Board, regardless of who is entitled to such Shares at the actual time of the General Meeting

30.3	The convening notice for a General Meeting will state the Record Date, and the other information contemplated by paragraph 27.2.

30.4	Each Share confers the right to cast one vote.

30.5	The chairman of the General Meeting will decide whether Persons other than those who are entitled to admittance pursuant to this Article 30 will be admitted to the meeting.

30.6	The attendance list must be signed by each Person with voting rights or his representative.

30.7	The Directors will have the right to attend the General Meeting. In these meetings, they will have an advisory vote.

30.8	The auditor as meant in paragraph 23.1 of these Articles will be authorized to attend the General Meeting held to adopt the Annual Accounts and to address the meeting.

30.9	The Board is authorized to determine that participation in a General Meeting may also occur through an electronic communication method, under the conditions as may be announced in the convening notice. Through the electronic communication method, the relevant participants must be able to be identified, to directly take note of the discussions at the meeting and to exercise the voting rights.

30.10	Votes that have been cast through an electronic communication method prior to a General Meeting, but not earlier than the Record Date, will be treated equally to votes cast at the time of the meeting.

Article 31. Adoption of Resolutions in a Meeting

31.1	Except to the extent that the laws of the Netherlands or these Articles provide otherwise, all resolutions of the General Meeting will be adopted by a simple majority of the votes cast, without a quorum being required. In the event these Articles require a quorum, such quorum will exist if Persons entitled to vote a majority of the Shares issued and outstanding are present or represented at such General Meeting.

31.2	If there is a tie in voting, the proposal will be deemed to have been rejected, without prejudice to paragraph 32.3 of these Articles.

31.3	When determining how many votes are cast by Shareholders, how many Shareholders are present or represented or what portion of the Company’s issued capital is present or represented, no account will be taken of Shares for which no vote may be cast pursuant to the laws of the Netherlands.

Article 32. Voting

32.1	Blank and invalid votes will be counted for purposes of establishing a quorum as referred to in paragraph 31.1 of these Articles, but will not be counted as votes for any resolution or other matter before a General Meeting.

32.2	Resolutions may be adopted by acclamation if none of the Persons with voting rights present or represented at the meeting objects.

32.3

The chairman’s decision at the meeting on the result of a vote will be final and conclusive. However, if the correctness of such decision is challenged immediately after it is pronounced, a new vote will be taken if either the majority of the Persons with voting rights present or represented at the meeting or, where the original vote was not taken by roll call or in writing, any Person with voting rights present or represented at the meeting, so demands. The legal consequences of the original vote will be made null and void by the new vote.

Article 33. Amendment to the Articles

33.1	The General Meeting may resolve to amend these Articles, provided that such resolution may only be adopted at the proposal of the Board. When a proposal to amend these Articles is to be made to the General Meeting, the notice convening the General Meeting must state so and a copy of the proposal, including the verbatim text thereof, will be deposited and kept available at the Company’s corporate seat, with copies to be retained at other locations as the Board determines, for inspection by the Shareholders, until the conclusion of the meeting. From the day of deposit until the day of the meeting, a Shareholder will, on application, be provided with a copy of the proposal free of charge. An amendment of these Articles will be laid down in a notarial deed executed before a notary officiating in a municipality in the Netherlands.

Article 34. Merger, Demerger, Dissolution and Liquidation

34.1	A General Meeting may, notwithstanding article 2:331 and article 2:334ff of the Netherlands Civil Code, adopt a resolution to merge, demerge or to dissolve the Company, provided that such resolution may only be adopted at the proposal of the Board. If a resolution to dissolve the Company is to be proposed to the General Meeting, such will be stated in the convening notice.

34.2	In the event of the Company being dissolved, the Executive Directors will be the liquidators of the assets of the dissolved Company, unless the General Meeting resolves to appoint other Persons to do so. The Non-Executive Directors will be charged with the supervision of the liquidation.

34.3	During liquidation, these Articles shall remain in force to the extent possible.

34.4	From the balance remaining after payment of the debts of the dissolved Company, there will first, insofar as possible, be paid on each Preference Share:

a.	an amount equal to the paid-up part of the nominal value of such Preference Share;

b.	any missing Preferred Dividend thereon in relation to financial years prior to the financial year in which such payment is made payable; and

c.	any Preferred Dividend accrued thereon during the financial year in which the Company ceases to exist, calculated through the day on which such payment is made payable.

34.5	The balance remaining after application of paragraph 34.4 of these Articles will be transferred to the holders of Ordinary Shares in proportion to the aggregate nominal value of the Ordinary Shares held by each Shareholder.

34.6	After the Company has ceased to exist, the Company’s accounts, records and other data carriers must be kept for seven years by the Person identified for that purpose by the liquidators.